Exhibit 99.1
Clearwater Paper Reports First Quarter 2020 Results

SPOKANE, Wash.--(BUSINESS WIRE)--May 5, 2020 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the first quarter of 2020.
HIGHLIGHTS

•	Rapidly implemented health and safety measures and protocols to maintain consistent operations during the COVID-19 outbreak

•	Delivered strong performance in the quarter due to solid execution to meet increased demand for essential tissue and paperboard products in response to COVID-19 pandemic

•	First quarter net income of $10 million, or $0.62 per diluted share and Adjusted EBITDA of $55 million

•	Sixth consecutive quarter of sequential sales growth for the Consumer Products segment

•	First quarter operating cash flow up $42 million versus the first quarter of 2019 driven by working capital changes

•	Available liquidity, including cash on hand, of $234.4 million based upon the March 31, 2020 balance sheet
"We remain focused on two priorities -- the health and safety of our employees and continuing to safely operate our facilities to meet the needs of our customers,"  said Arsen S. Kitch, president and chief executive officer. "Our financial results for the first quarter of 2020 significantly benefited from an increase in demand for our products, particularly in our Consumer Products segment, and strong operational execution by our teams."
OVERALL RESULTS
For the first quarter of 2020, Clearwater Paper reported net sales of $478 million, an 11% increase compared to net sales of $429 million for the first quarter of 2019. Net income for the first quarter of 2020 was $10 million, or $0.62 per diluted share, compared to net income for the first quarter of 2019 of $4 million, or $0.23 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net income in the first quarter 2020 of $10 million, or $0.57 per diluted share, compared to first quarter 2019 adjusted net income of $3 million, or $0.19 per diluted share. Adjusted EBITDA for the quarter was $55 million, compared to first quarter 2019 Adjusted EBITDA of $40 million.
Consumer Products
Net sales in the Consumer Products segment were $266 million for the first quarter of 2020, up 19% compared to first quarter 2019 net sales of $223 million. In the first quarter of 2020, converted case shipments reached 15.2 million cases, an increase of 23.4% compared to 12.3 million cases shipped in the first quarter of 2019, based upon the increased demand as a result of changes in consumer behavior in response to the COVID-19 pandemic and incremental demand based upon new customer programs.
Segment operating income for the first quarter of 2020 was $14 million, compared to operating income of $1 million in the first quarter of 2019. Adjusted EBITDA for the segment was $32 million in the first quarter of 2020, up from $16 million in the first quarter of 2019. The increase in operating income and Adjusted EBITDA was primarily due to increased shipment volumes, and reductions in costs due to lower external pulp prices and freight costs partially offset by the continued start up costs associated with the Shelby expansion.
Tissue Sales Volumes and Prices:
• Total tissue volumes sold were 99,793 tons in the first quarter of 2020, a increase of 16,171 tons or 19% compared to 83,622 tons in the first quarter of 2019. Retail volumes represented 91% of total volumes sold in the first quarter of 2020, an increase from 88% in the first quarter of 2019.
• Average tissue net selling prices decreased 2% to $2,625 per ton in the first quarter of 2020, compared to $2,667 per ton in the first quarter of 2019.
Pulp and Paperboard
Net sales in the Pulp and Paperboard segment were $212 million for the first quarter of 2020, up 3% compared to first quarter 2019 net sales of $205 million. The increase was due to increased volume with a positive mix partially offset by lower pricing.
Segment operating income and margin for the first quarter of 2020 were $26 million and 12%, compared to $29 million and 14%, respectively, for the first quarter of 2019. Adjusted EBITDA for the segment was $36 million in the first quarter of 2020, compared to $39 million in the first quarter of 2019. The decrease in operating income and Adjusted EBITDA was primarily driven by a public utility disruption at our Cypress Bend facility caused by a weather event which was offset by the higher sales volumes.

Paperboard Sales Volumes and Prices:
• Paperboard sales volumes were 211,296 tons in the first quarter of 2020, an increase of 4% compared to 202,834 tons in the first quarter of 2019.
• Paperboard average net selling price decreased 0.2% to $999 per ton for the first quarter of 2020, compared to $1,001 per ton in the first quarter of 2019.
COMPANY OUTLOOK
"For the upcoming quarter, our primary focus will remain on the health and safety of our employees while we continue to operate our facilities and service customers. Demand for tissue products is expected to remain elevated as consumers shift to at home consumption and retailers continue to focus on keeping their shelves stocked. We are also closely monitoring economic conditions and assessing the impact on our business for the balance of the year,” Kitch concluded.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores.  In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting.  Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.

USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the first quarter of 2020 and 2019, including adjusted income (loss) and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.
FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the health and safety of company’s employees, disruptions in operations at the company's facilities, product demand and economic conditions. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the impacts of the COVID-19 pandemic on our business and operations; competitive pricing pressures for the company’s products, including as a result of increased capacity, as additional manufacturing facilities are operated by the company’s competitors; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; changes in customer product preferences and competitors' product offerings; larger competitors having operational and other advantages; customer acceptance and timing and quantity of purchases of the company’s tissue products, including the existence of sufficient demand for and the quality of tissue produced by the company’s expanded Shelby, North Carolina operations; consolidation and vertical integration of converting operations in the paperboard industry; the company’s ability to successfully implement its operational efficiencies and cost savings strategies, along with related capital projects, and achieve the expected operational or financial results of those projects, including from the continuous digester at the company’s Lewiston, Idaho facility; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to the company’s manufacturing facilities; cyber-security risks; changes in costs for and availability of packaging supplies, chemicals, energy, and maintenance and repairs; labor disruptions; cyclical industry conditions; changes in expenses, required contributions, and potential withdrawal costs associated with the company’s pension plans; environmental liabilities or expenditures; reliance on a limited number of third-party suppliers for raw materials; the company’s ability to attract, motivate, train and retain qualified and key personnel; material weaknesses in the company’s internal control over financial reporting; the company’s substantial indebtedness and ability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; negative changes in the company’s credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release

Clearwater Paper Corporation
Consolidated Statements of Operations
(Dollars in millions - except per-share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$477.9	$428.8
Costs and expenses:
Cost of sales	423.0	384.3
Selling, general and administrative expenses	27.5	30.4
Other operating charges, net	8.6	(0.3)
Total operating costs and expenses	459.1	414.4
Income from operations	18.8	14.4
Interest expense, net	(12.8)	(8.6)
Other non-operating expense	(1.9)	(1.3)
Total non-operating expense	(14.7)	(9.9)
Income before income taxes	4.1	4.5
Income tax provision (benefit)	(6.2)	0.7
Net income	$10.3	$3.8

Net income per common share:
Basic	$0.62	$0.23
Diluted	0.62	0.23
Average shares outstanding (in thousands):
Basic	16,555	16,516
Diluted	16,615	16,563

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Dollars in millions) (Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$60.8	$20.0
Restricted cash	—	1.4
Receivables, net	207.1	159.4
Inventories	240.5	281.4
Other current assets	12.6	3.6
Total current assets	520.9	465.8
Property, plant and equipment, net	1,235.5	1,257.7
Operating lease right-of-use assets	70.4	73.1
Goodwill and intangibles, net	51.2	52.0
Other assets, net	18.8	29.1
TOTAL ASSETS	$1,896.8	$1,877.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$58.1	$17.9
Trade payables	146.8	158.2
Accrued compensation	34.1	45.0
Other accrued liabilities	51.4	59.3
Total current liabilities	290.4	280.4
Long-term debt	883.9	884.5
Long-term operating lease liabilities	62.7	65.6
Liability for pension and other postretirement employee benefits	75.3	76.6
Other long-term obligations	16.2	17.3
Deferred tax liabilities	123.6	121.3
Total liabilities	1,452.1	1,445.7

Common stock	—	—
Paid in capital	10.4	9.8
Retained earnings	492.1	481.7
Accumulated other comprehensive loss, net of tax	(57.7)	(59.5)
Total stockholders' equity	444.8	432.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,896.8	$1,877.7

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Dollars in millions) (Unaudited)
	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10.3	$3.8
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	28.0	25.8
Equity-based compensation expense	1.5	0.8
Deferred taxes	1.8	0.9
Pension and other post employment benefit plans	0.8	—
Gain on divested assets	(1.4)	—
Other non-cash activity, net	0.9	(0.6)
Changes in operating assets and liabilities:
Increase in accounts receivable	(37.3)	(23.1)
(Increase) decrease in inventory	40.9	(21.6)
Increase in other current assets	(9.0)	(8.8)
Decrease in trade payables	(13.0)	(10.8)
Decrease in accrued compensation	(10.9)	(11.9)
Increase (decrease) in other accrued liabilities	(0.1)	13.5
Other, net	(0.5)	2.6
Net cash flows provided by (used in) operating activities	12.1	(29.4)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(10.5)	(71.6)
Net cash flows used in investing activities	(10.5)	(71.6)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings of short-term debt	88.5	290.4
Repayments of borrowings on short-term debt	(48.8)	(199.0)
Repayments of long-term debt	(1.1)	—
Other, net	(0.8)	(0.7)
Net cash flows provided by financing activities	37.8	90.7
Increase (decrease) in cash, cash equivalents and restricted cash	39.4	(10.3)
Cash, cash equivalents and restricted cash at beginning of period	22.4	24.9
Cash, cash equivalents and restricted cash at end of period	$61.8	$14.6

Clearwater Paper Corporation
Segment Information
(Dollars in millions) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Segment net sales:
Consumer Products	$265.7	$223.4
Pulp and Paperboard	212.2	205.4
Total segment net sales	$477.9	$428.8

Operating income:
Consumer Products	$14.3	$1.3
Pulp and Paperboard	26.5	29.4
Corporate	(13.4)	(16.6)
Other operating charges, net	(8.6)	0.3
Income from operations	$18.8	$14.4

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA[1]
(Dollars in millions) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income	$10.3	$3.8
Add back:
Income tax provision (benefit)	(6.2)	0.7
Interest expense, net	12.8	8.6
Depreciation and amortization expense	28.0	25.8
Other operating charges, net[2]	8.6	(0.3)
Other non-operating expense	1.9	1.3
Adjusted EBITDA[1]	$55.4	$39.9

Consumer Products income	$14.3	1.3
Depreciation and amortization	17.3	14.7
Consumer Products Adjusted EBITDA	$31.6	$16.0

Pulp and Paperboard income	$26.5	$29.4
Depreciation and amortization	9.3	9.5
Pulp and Paperboard Adjusted EBITDA	$35.8	$38.9

Corporate expenses	$(13.4)	$(16.6)
Depreciation and amortization	1.4	1.6
Corporate Adjusted EBITDA	$(12.0)	$(15.0)

Consumer Products	$31.6	$16.0
Pulp and Paperboard	35.8	38.9
Corporate	(12.0)	(15.0)
Adjusted EBITDA	$55.4	$39.9

[1]
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. Adjusted EBITDA is net income (loss) adjusted for net interest expense (including debt retirement costs), income taxes, depreciation and amortization, non-operating pension and post retirement costs and other operating charges. It should not be considered as an alternative to net earnings computed under GAAP.

[2]
Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Footnote 10 within Clearwater Paper's Form 10-Q filed with the SEC for the period end March 31, 2020 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income
(Dollars in millions, except per-share amounts) (Unaudited)

	Three months ended
	March 31,
	2020	2019
Net income	$10.3	$3.8
Add back:
Income tax provision (benefit)	(6.2)	0.7
Income before income taxes	4.1	4.5

Add back:
Other operating charges, net	8.6	(0.3)
Adjusted net income before tax	$12.7	$4.2
Normalized income tax provision	3.2	1.1
Adjusted net income	$9.5	$3.1

Weighted average diluted shares	16,615	16,563

Adjusted net income per diluted share	$0.57	$0.19

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Trout
509.344.5906

News media:
Shannon Myers
509.344.5967

investorinfo@clearwaterpaper.com